     As filed with the Securities and Exchange Commission on July 18, 2002.
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                ZIXIT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Texas                                                                                     75-2216818
  (State or other jurisdiction                                                                      (I.R.S. Employer
of incorporation or organization)                                                                  Identification No.)


                                                                                                      Steve M. York
     2711 N. Haskell Avenue                                                                       2711 N. Haskell Avenue
       Suite 2300, LB 36                                                                            Suite 2300, LB 36
    Dallas, Texas 75204-2960                                                                     Dallas, Texas 75204-2960
                                                                                                      (214) 370-2000
  (Address, including zip code,                                                            (Name, address, including zip code,
 of principal executive offices)                                                          and telephone number, including area
                                                                                               code, of agent for service)


                    ZIXIT CORPORATION STOCK OPTION AGREEMENTS

                            (FULL TITLE OF THE PLAN)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                         AMOUNT       PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
      SECURITIES                               TO BE         OFFERING PRICE       AGGREGATE         REGISTRATION
  TO BE REGISTERED                         REGISTERED(1)       PER SHARE        OFFERING PRICE          FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value                                     450,000 Shares      $        4.03    $     1,813,500      $       166.84
------------------------------------------------------------------------------------------------------------------

(1) Securities being registered consist of 125,000, 100,000 and 125,000 shares, respectively, issuable upon exercise of options granted to Dennis Heathcote, Wael Mohamed and David Robertson, ZixIt employees, in connection with their initial employment with ZixIt. Securities being registered also consist of 100,000 shares issuable upon exercise of options granted to Dan Nutkis, a consultant to ZixIt. Applicable provisions of the ZixIt Corporation 1995 Long-Term Incentive Plan are incorporated into Messrs. Heathcote, Mohamed, Nutkis and Robertson's stock option agreements. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of shares as may be required to cover possible adjustments under the plan and agreements covered hereby by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the registrant. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold, if any, under the plan and agreements covered hereby.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices of the Common Stock as quoted on The Nasdaq Stock Market on July 16, 2002.

                                     PART I

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated herein by reference:

         (a) The registrant's Annual Report on Form 10-K/A, including audited financial statements, for the fiscal year ended December 31, 2001;

         (b) The registrant's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2002;

         (c) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (d) A description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 25, 1989, including any amendment or report filed for the purpose of updating such description.

         All reports or other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to automatically update and supersede the information contained in this registration statement.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Texas Business Corporation Act, the registrant's Restated Articles of Incorporation provide that its directors shall not be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, (iv) any act or omission where the liability of the director is expressly provided by statute, or (v) any act related to an unlawful stock repurchase or payment of a dividend. In addition, the registrant's Restated Articles of Incorporation and Restated Bylaws include certain provisions permitted by the Texas Business Corporation Act whereby its directors, officers, employees and agents generally are to be indemnified against certain liabilities to the fullest extent authorized by the Texas Business Corporation Act. The registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status. In addition, the employment agreement between John A. Ryan and the registrant, dated November 14, 2001, provides Mr. Ryan, the registrant's Chairman, President and Chief Executive Officer, with a contractual right to indemnification as an officer and/or director of the registrant as set forth in
Article VII of the registrant's Restated Bylaws, dated September 14, 1999.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page 8 of this registration statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on July 18, 2002.


                          ZIXIT CORPORATION



                          By:      /s/ Steve M. York
                                   -------------------------------------------
                                   Steve M. York
                                   Senior Vice President, Chief Financial
                                   Officer and Treasurer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints John A. Ryan and Steve M. York, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments and exhibits to this registration statement, any and all supplemental registration statements (including post-effective amendments), and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or the transactions contemplated herein.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                      TITLE                               DATE
                 ---------                                      -----                               ----
/s/ John A. Ryan                             Chairman, President, Chief Executive              July 18, 2002
-------------------------------------------  Officer and Director (Principal Executive
(John A. Ryan)                               Officer)

/s/ Steve M. York                            Senior Vice President, Chief Financial            July 18, 2002
-------------------------------------------  Officer and Treasurer (Principal Financial
(Steve M. York)                              and Accounting Officer)

/s/ David P. Cook                            Founder and Director                              July 18, 2002
-------------------------------------------
(David P. Cook)

/s/ H. Wayne Huizenga                        Co-Vice Chairman and Director                     July 18, 2002
-------------------------------------------
(H. Wayne Huizenga)

/s/ Michael E. Keane                         Director                                          July 18, 2002
-------------------------------------------
(Michael E. Keane)

/s/ James S. Marston                         Director                                          July 18, 2002
-------------------------------------------
(James S. Marston)

/s/ Jeffrey P. Papows                        Co-Vice Chairman and Director                     July 18, 2002
-------------------------------------------
(Jeffrey P. Papows)

/s/ Antonio R. Sanchez, Jr.                  Director                                          July 18, 2002
-------------------------------------------
(Antonio R. Sanchez, Jr.)

/s/ Dr. Ben G. Streetman                     Director                                          July 18, 2002
-------------------------------------------
(Dr. Ben G. Streetman)

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
4.1*              Form of Stock Option Agreement between the registrant and Messrs. Heathcote, Mohamed, Nutkis and Robertson.

4.2               1995 Long-Term Incentive Plan of the registrant (Amended and Restated as of September 20,
                  2000).  Filed under Exhibit 10.3 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, and incorporated herein by reference.

5.1*              Opinion of Ronald A. Woessner as to the validity of the securities being registered.

23.1              Consent of Ronald A. Woessner (included in his opinion filed as Exhibit 5.1).

23.2*             Consent of Ernst & Young LLP.

24.1              Power of Attorney (included in Part II of this registration statement).

----------
*Filed electronically herewith.


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